August 5, 2016

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2016 Results

Colorado Springs, Colorado – August 5, 2016 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three and six months ended June 30, 2016.

Second Quarter 2016 Highlights*

•	Net operating revenue was $35.2 million, a 7% decrease from the three months ended June 30, 2015.
•	Earnings from operations were $4.5 million, a 42% decrease from the three months ended June 30, 2015.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $2.2 million, a 66% decrease from the three months ended June 30, 2015.
•	Adjusted EBITDA** was $6.9 million, a 1% increase from the three months ended June 30, 2015.
•	Earnings per share were $0.09.
•	Book value per share*** at June 30, 2016 was $5.30.

The period over period decreases in net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders primarily relate to $4.0 million paid to us in the second quarter of 2015 by Norwegian Cruise Line Holdings (“Norwegian”) for the termination of our concession agreements with subsidiaries of Norwegian. The $4.0 million was recorded on our consolidated statement of earnings in the second quarter of 2015 under operating revenue net of $0.6 million related to assets that were sold to Norwegian as part of the termination agreement.****

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

**** Net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders without the one-time impact of the $3.4 million in revenue from the termination agreement with Norwegian in the second quarter of 2015 are presented in Supplemental Information below.

1/17

In June 2016, we announced that our subsidiary Century Casinos Europe GmbH (“CCE”) had entered into an agreement to acquire 100% of the issued and outstanding shares and related land of entities operating the Apex Casino (“Apex”) in suburban Edmonton, Alberta, Canada. Apex is a 34,500 square foot casino facility located on approximately seven acres of land. The casino facility includes 382 slot machines, 11 live table games, a restaurant, a bar, a lounge and a banquet facility that can accommodate up to 175 guests. Closing, which is subject to, among other things, financing for the acquisition and customary closing conditions, including the receipt of necessary regulatory and governmental approvals as well as the completion of due diligence by us, is expected to occur in the fourth quarter of 2016.

In June 2016, we began operating the ship-based casinos onboard the Mein Schiff 5, a new 2,500 passenger cruise ship, and the TUI Discovery, a 2,067 passenger cruise ship. Under an agreement with Diamond Cruise International Co., Ltd., we began operating the ship-based casino onboard Glory Sea, a 1,200 passenger cruise ship, in July 2016. Glory Sea, which has 40 slot machines and 16 table games, will focus on the Chinese cruise market with four-day trips between China, South Korea and Japan. Under an amended concession agreement with TUI Cruises, we also plan to operate the ship-based casino onboard Mein Schiff 6, a new 2,500 passenger cruise ship that is expected to begin operations in the third quarter of 2017.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

**** Net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders without the one-time impact of the $3.4 million in revenue from the termination agreement with Norwegian in the second quarter of 2015 are presented in Supplemental Information below.

2/17

The consolidated results for the three and six months ended June 30, 2016 and 2015 are as follows:

	For the Three Months			For the Six Months
Amounts in thousands, except per share data	Ended June 30,			Ended June 30,
Consolidated Results:	2016	2015	% Change	2016	2015	% Change
Net operating revenue	$35,201	$37,875	(7%)	$67,731	$68,279	(1%)
Earnings from operations	4,541	7,839	(42%)	7,924	9,940	(20%)
Net earnings attributable to Century Casinos, Inc. shareholders	$2,249	$6,597	(66%)	$4,142	$8,442	(51%)

Adjusted EBITDA**	$6,858	$6,808	1%	$12,469	$11,575	8%

Earnings per share:
Basic	$0.09	$0.27	(67%)	$0.17	$0.35	(51%)
Diluted	$0.09	$0.27	(67%)	$0.17	$0.35	(51%)

“The second quarter reflected strong revenue performances from our three operating segments. In local currency, Canada was up 4%, Poland was up 10% and Colorado was up 7%.  We are happy about the underlying strength and stability of our geographically diverse portfolio of casino assets,” Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos, said. “In addition, we are looking forward to closing the CAD 29.9 million Apex Casino acquisition in the fourth quarter and anticipate that it will be accretive to the Company’s earnings beginning in the fourth quarter of 2016,” they continued.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

**** Net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders without the one-time impact of the $3.4 million in revenue from the termination agreement with Norwegian in the second quarter of 2015 are presented in Supplemental Information below.

3/17

Consolidated Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Corporate Other

The Company’s net operating revenue decreased by ($2.7) million, or (7%), and by ($0.5) million, or (1%), for the three and six months ended June 30, 2016,  compared to the three and six months ended June 30, 2015.  Following is a summary of the changes in net operating revenue by segment for the three and six months ended June 30, 2016,  compared to the three and six months ended June 30, 2015:

	Net Operating Revenue
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$(0.1)	(1%)	$3.7	17%
United States	0.5	7%	0.8	6%
Poland	0.7	5%	(0.6)	(2%)
Corporate and Other	(3.7)	(83%)	(4.5)	(73%)
Total	$(2.7)	(7%)	$(0.5)	(1%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

**** Net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders without the one-time impact of the $3.4 million in revenue from the termination agreement with Norwegian in the second quarter of 2015 are presented in Supplemental Information below.

4/17

The Company’s earnings from operations decreased by ($3.3) million, or (42%), and by ($2.0) million, or (20%), for the three and six months ended June 30, 2016,  compared to the three and six months ended June 30, 2015.   Following is a summary of the changes in earnings from operations by segment for the three and six months ended June 30, 2016,  compared to the three and six months ended June 30, 2015:

	Earnings from Operations
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$(0.6)	(14%)	$0.0	0%
United States	0.3	24%	0.3	15%
Poland	0.2	20%	0.2	8%
Corporate and Other	(3.2)	(229%)	(2.5)	(360%)
Total	$(3.3)	(42%)	$(2.0)	(20%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

**** Net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders without the one-time impact of the $3.4 million in revenue from the termination agreement with Norwegian in the second quarter of 2015 are presented in Supplemental Information below.

5/17

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($4.3) million, or (66%), and by ($4.3) million, or (51%), for the three and six months ended June 30, 2016,  compared to the three and six months ended June 30, 2015.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by segment for the three and six months ended June 30, 2016,  compared to the three and six months ended June 30, 2015:

	Net Earnings (Loss) Attributable to
	Century Casinos, Inc. Shareholders
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$(0.3)	(14%)	$(0.8)	(18%)
United States	0.1	16%	0.2	15%
Poland	0.1	19%	0.0	0%
Corporate and Other	(4.3)	(140%)	(3.7)	(245%)
Total	$(4.3)	(66%)	$(4.3)	(51%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

**** Net operating revenue, earnings from operations and net earnings attributable to Century Casinos, Inc. shareholders without the one-time impact of the $3.4 million in revenue from the termination agreement with Norwegian in the second quarter of 2015 are presented in Supplemental Information below.

6/17

Segment Results (in thousands)*

The following are segment results for net operating revenue, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA**.

	Net Operating Revenue			Net Operating Revenue
	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$13,167	$13,309	(1%)	$25,462	$21,754	17%
United States	7,703	7,210	7%	14,784	14,003	6%
Poland	13,570	12,875	5%	25,835	26,409	(2%)
Corporate and Other	761	4,481	(83%)	1,650	6,113	(73%)
Consolidated	$35,201	$37,875	(7%)	$67,731	$68,279	(1%)

	Net Earnings (Loss)			Net Earnings (Loss)
	Attributable to Century			Attributable to Century
	Casinos, Inc. Shareholders			Casinos, Inc. Shareholders
	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$1,948	$2,258	(14%)	$3,604	$4,392	(18%)
United States	833	718	16%	1,377	1,194	15%
Poland	678	568	19%	1,347	1,351	0%
Corporate and Other	(1,210)	3,053	(140%)	(2,186)	1,505	(245%)
Consolidated	$2,249	$6,597	(66%)	$4,142	$8,442	(51%)

7/17

	Adjusted EBITDA**			Adjusted EBITDA**
	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$4,422	$4,782	(8%)	$7,938	$7,794	2%
United States	1,970	1,712	15%	3,475	3,191	9%
Poland	1,979	1,786	11%	3,684	3,641	1%
Corporate and Other	(1,513)	(1,472)	(3%)	(2,628)	(3,051)	14%
Consolidated	$6,858	$6,808	1%	$12,469	$11,575	8%

Balance Sheet and Liquidity

As of June 30, 2016, the Company had $31.3 million in cash and cash equivalents and  $36.9 million in outstanding debt on its balance sheet compared to $29.4 million in cash and cash equivalents and $36.5 million in outstanding debt at December 31, 2015.  The $36.9 million in outstanding debt as of June 30, 2016 includes $20.4 million related to the Company’s Bank of Montreal credit agreement, $0.3 million related to a capital lease for our property in Edmonton,  $15.6 million related to a long-term land lease and capital leases of Century Downs Racetrack and Casino (“CDR”) and $0.9 million related to Casinos Poland, Ltd., net of $0.2 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2016 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the second quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its second quarter 2016 earnings conference call today at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until August  31, 2016 at http://corporate.cnty.com/investor-relations/sec-filings.

8/17

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Amounts in thousands, except for per share information	2016	2015	2016	2015
Operating revenue:
Net operating revenue	$35,201	$37,875	$67,731	$68,279
Operating costs and expenses:
Total operating costs and expenses	30,660	30,036	59,807	58,339
Earnings from operations	4,541	7,839	7,924	9,940
Non-operating income (expense), net	772	(626)	209	(795)
Earnings before income taxes	5,313	7,213	8,133	9,145
Income tax provision	(987)	406	(1,584)	(29)
Net earnings	4,326	7,619	6,549	9,116
Net (earnings) loss attributable to non-controlling interest	(2,077)	(1,022)	(2,407)	(674)
Net earnings attributable to Century Casinos, Inc. shareholders	$2,249	$6,597	$4,142	$8,442

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.09	$0.27	$0.17	$0.35
Diluted	$0.09	$0.27	$0.17	$0.35

Weighted average common shares
Basic	24,432	24,386	24,445	24,384
Diluted	24,548	24,428	24,616	24,424

9/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	June 30,	December 31,
	2016	2015
Assets
Current assets	$36,690	$34,540
Property and equipment, net	135,056	131,582
Other assets	22,402	20,961
Total assets	$194,148	$187,083

Liabilities and Equity
Current liabilities	$21,587	$23,300
Non-current liabilities	37,489	36,508
Century Casinos, Inc. shareholders' equity	129,427	122,416
Non-controlling interest	5,645	4,859
Total liabilities and equity	$194,148	$187,083

10/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Constant Currency Results* (unaudited)

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net operating revenue as reported (GAAP)	$35,201	$37,875	(7%)	$67,731	$68,279	(1%)
Foreign currency impact vs. 2015	1,257			3,474
Net operating revenue constant currency (non-GAAP)*	$36,458	$37,875	(4%)	$71,205	$68,279	4%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$2,249	$6,597	(66%)	$4,142	$8,442	(51%)
Foreign currency impact vs. 2015	175			222
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$2,424	$6,597	(63%)	$4,364	$8,442	(48%)

Adjusted EBITDA (non-GAAP)**	$6,858	$6,808	1%	$12,469	$11,575	8%
Foreign currency impact vs. 2015	295			1,143
Adjusted EBITDA constant currency (non-GAAP)*	$7,153	$6,808	5%	$13,612	$11,575	18%

Century Casinos, Inc.

Adjusted EBITDA Margins *** (unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Canada	34%	36%	31%	36%
United States	26%	24%	24%	23%
Poland	15%	14%	14%	14%
Corporate and Other	(199%)	(33%)	(159%)	(50%)
Consolidated Adjusted EBITDA Margin	19%	18%	18%	17%

11/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended June 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,948	$833	$678	$(1,210)	$2,249
Interest expense (income), net	784	0	8	(4)	788
Income taxes (benefit)	688	511	350	(562)	987
Depreciation and amortization	772	625	633	87	2,117
Non-controlling interest	1,736	0	341	0	2,077
Non-cash stock-based compensation	0	0	0	190	190
Gain on foreign currency transactions and other	(1,524)	0	(22)	(14)	(1,560)
Loss (gain) on disposition of fixed assets	18	1	(9)	0	10
Adjusted EBITDA	$4,422	$1,970	$1,979	$(1,513)	$6,858

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended June 30, 2015
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings	$2,258	$718	$568	$3,053	$6,597
Interest expense (income), net	992	0	43	(2)	1,033
Income taxes (benefit)	611	362	268	(1,647)	(406)
Depreciation and amortization	573	632	636	49	1,890
Non-controlling interest	738	0	284	0	1,022
Non-cash stock-based compensation	0	0	0	419	419
Gain on foreign currency transactions and other	(357)	0	(35)	(15)	(407)
Loss on disposition of fixed assets	3	0	22	0	25
Acquisition costs	(36)	0	0	36	0
Other one-time income	0	0	0	(3,365)	(3,365)
Adjusted EBITDA	$4,782	$1,712	$1,786	$(1,472)	$6,808

12/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Six Months Ended June 30, 2016
	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$3,604	$1,377	$1,347	$(2,186)	$4,142
Interest expense (income), net	1,534	0	23	(8)	1,549
Income taxes (benefit)	1,118	844	617	(995)	1,584
Depreciation and amortization	1,470	1,251	1,234	172	4,127
Non-controlling interest	1,735	0	672	0	2,407
Non-cash stock-based compensation	0	0	0	381	381
(Gain) loss on foreign currency transactions and other	(1,544)	0	(222)	8	(1,758)
Loss on disposition of fixed assets	21	3	13	0	37
Adjusted EBITDA	$7,938	$3,475	$3,684	$(2,628)	$12,469

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Six Months Ended June 30, 2015
	Canada	United States	Poland	Corporate and Other	Total
Net earnings	$4,392	$1,194	$1,351	$1,505	$8,442
Interest expense (income), net	1,625	0	78	(6)	1,697
Income taxes (benefit)	957	731	516	(2,175)	29
Depreciation and amortization	992	1,266	1,247	197	3,702
Non-controlling interest	(1)	0	675	0	674
Non-cash stock-based compensation	0	0	0	807	807
Gain on foreign currency transactions and other	(519)	0	(368)	(15)	(902)
Loss on disposition of fixed assets	3	0	142	1	146
Preopening expenses	345	0	0	0	345
Other one-time income	0	0	0	(3,365)	(3,365)
Adjusted EBITDA	$7,794	$3,191	$3,641	$(3,051)	$11,575

13/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year as reported in Item 1 of the Company’s Quarterly filing on Form 10-Q and comparing them to actual U.S. dollar results for the prior year.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

14/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**** The table below presents the Company’s operating results and constant currency* results for the three and six months ended June 30, 2016 compared to the three and six months ended June 30, 2015 without the impact of the $3.4 million in earnings received from the termination agreement with Norwegian (the “Termination Agreement”) in the second quarter of 2015. Earnings from the Termination Agreement did not impact Adjusted EBITDA**.

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net operating revenue as reported (GAAP)	$35,201	$37,875	(7%)	$67,731	$68,279	(1%)
Less: Earnings from the Termination Agreement		(3,365)			(3,365)
Foreign currency impact vs. 2015	1,257			3,474
Net operating revenue constant currency (non-GAAP)*	$36,458	$34,510	6%	$71,205	$64,914	10%

Earnings from operations as reported (GAAP)	$4,541	$7,839	(42%)	$7,924	$9,940	(20%)
Less: Earnings from the Termination Agreement		(3,365)			(3,365)
Foreign currency impact vs. 2015	227			635
Earnings from operations constant currency (non-GAAP)*	$4,768	$4,474	7%	$8,559	$6,575	30%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$2,249	$6,597	(66%)	$4,142	$8,442	(51%)
Less: Earnings from the Termination Agreement		(3,264)			(3,264)
Foreign currency impact vs. 2015	175			222
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$2,424	$3,333	(27%)	$4,364	$5,178	(16%)

Adjusted EBITDA (non-GAAP)**	$6,858	$6,808	1%	$12,469	$11,575	8%
Foreign currency impact vs. 2015	295			1,143
Adjusted EBITDA constant currency (non-GAAP)*	$7,153	$6,808	5%	$13,612	$11,575	18%

15/17

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos in Poland. The Company, through CCE, also holds a 75% ownership interest in both CDR, which began operations in the north metropolitan area of Calgary, Alberta, Canada in April 2015, and Century Bets! Inc., which began operating the pari-mutuel off-track horse betting network in southern Alberta, Canada in May 2015. The Company operates 13 ship-based casinos with four cruise ship owners. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for projects in development, the pending acquisition of the Apex Casino, anticipated earnings accretion and the timing of such accretion related to the Apex Casino, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2015. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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